Exhibit 10.2

Amendment No. 2 to Convertible Promissory Note

Dated as of June 29, 2022

This Amendment No. 2 to Convertible Promissory Note (this “Amendment”), dated as of the date first set forth above (the “Amendment Date”), is entered into by and between Clubhouse Media Group, Inc., a Nevada corporation (the “Company”) and Tiger Trout Capital Puerto Rico, LLC, a Puerto Rico limited liability company (“Holder”). The Company and Holder may be referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, the Holder is the holder of that certain Convertible Promissory Note of the Company, dated as of January 29, 2021, as amended by the Amendment No. 1 to Convertible Promissory Note, dated as of January 25, 2022 (as so amended, the “Note”) and the Parties now wish to amend the Note as set forth herein;

WHEREAS, pursuant to Section 5(g) of the Note, the Note may be amended in writing;

NOW THEREFORE, in consideration of the foregoing and of the agreements and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1.	Defined terms used herein without definition shall have the meaning given to them in the Note.

2.	Subject to the provisions herein, the Note is hereby amended as follows:

(a)	Effective as of the Amendment Date, the “Principal Amount” of the Note is hereby amended to be $1,250,000. The Parties acknowledge and agree that the Principal Amount of the Note as in effect prior to the Amendment Date shall be utilized for the purpose of determining accrued interest prior to the Amendment Date, and that the Principal Amount of the Note as amended herein shall be utilized for the purpose of determining accrued interest on and following the Amendment Date.

(b)	Section 3(c) of the Note is hereby amended and restated in its entirety to provide as follows:

(c)	Conversion Price. The conversion price (the “Conversion Price”) shall mean 85% of the closing per share trading price of the Company’s Common Stock on the last trading day prior to the delivery of the Notice of Conversion, as reported on the National Quotations Bureau OTC Market exchange which the Company’s shares are traded or any exchange upon which the Common Stock is traded in the future.

3.	Other than as amended herein, the Note shall remain in full force and effect.

4.	This Amendment shall be governed by and construed in accordance with the laws of the State of Nevada without regard to principles of conflicts of laws. All questions concerning jurisdiction, venue and the construction, validity, enforcement and interpretation of this Amendment shall be determined in accordance with the provisions of the Agreement.

5.	This Amendment may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

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IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed as of the date first above written.

Clubhouse Media Group, Inc.

By:	/s/Amir Ben-Yohanan
Name:	Amir Ben-Yohanan
Title:	Chief Executive Officer

Tiger Trout Capital Puerto Rico, LLC

By:	/s/Alan Masley
Name:	Alan Masley
Title:	Managing Member

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